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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  February 11, 1998
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                        COMMERCIAL FEDERAL CORPORATION
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            (Exact name of registrant as specified in its charter)



          NEBRASKA                 1-11515                  47-0658852
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(State or other jurisdiction    (Commission             (I.R.S. Employer
     of incorporation)          File Number)         Identification Number)


2120 SOUTH 72nd STREET, OMAHA, NEBRASKA        68124
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(Address of principal executive offices)    (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
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                                NOT APPLICABLE
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         (Former name or former address, if changed since last report)




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                        COMMERCIAL FEDERAL CORPORATION
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                                   FORM 8-K
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Item 5.  Other Events:
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     On February 11, 1998, Commercial Federal Corporation ("Commercial Federal")
     entered into a Stock Purchase Agreement (the "Agreement") by and among Commercial Federal, Commercial Federal Bank, a Federal Savings Bank, AmerUs Group Co. and AmerUs Bank to acquire AmerUs Bank, a wholly-owned subsidiary of AmerUs Group Co. AmerUs Bank is a federally chartered savings bank headquartered in Des Moines, Iowa. Under the terms of the Agreement, Commercial Federal will acquire through a taxable acquisition all of the outstanding shares of AmerUs Bank's common stock. Based on Commercial Federal's closing stock price on February 11, 1998, the total purchase consideration will approximate $200.9 million, and consists of (i) cash totaling approximately $95.75 million (subject to certain adjustments),
     (ii) a one-year promissory note for $40.0 million, and (iii) either 1,915,709 shares of Commercial Federal's common stock or the cash equivalent. The cash equivalent payment in lieu of common stock is subject to election by Commercial Federal and will be based on the average New York Stock Exchange closing price for the five trading days ending on and including the third day immediately preceding the closing date.


     AmerUs Bank currently operates 48 branches located in Iowa (27), Missouri
     (8), Nebraska (6), Kansas (4), Minnesota (2) and South Dakota (1). At December 31, 1997, AmerUs Bank had assets of approximately $1.5 billion, deposits of approximately $963 million, and stockholder's equity of approximately $101 million (before cash infusion of $5.0 million by AmerUs Group Co. prior to closing).

     This proposed acquisition, which is subject to regulatory and certain other conditions, is expected to close late in the third quarter of calendar year 1998. For additional information, see the Agreement dated February 11, 1998, and the press release dated February 12, 1998, which are attached hereto as Exhibits 10 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits:
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(c)  Exhibits:

     Exhibit 10. Stock Purchase Agreement dated February 11, 1998, by and among Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank, and AmerUs Group Co. and AmerUs Bank.

     Exhibit 99.  Press release dated February 12, 1998.

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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   COMMERCIAL FEDERAL CORPORATION
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                                   (Registrant)


Date:  February 13, 1998           /s/  James A. Laphen
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                                   James A. Laphen, President, Chief Operating
                                   Officer and Chief Financial Officer (Duly
                                   Authorized and Principal Financial Officer)



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